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                                                                     EXHIBIT 23b


                        [RYDER SCOTT COMPANY LETTERHEAD]

                      CONSENT OF RYDER SCOTT COMPANY, L.P.


                  As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to references to our firm in the annual report on Form 10-K of Seven Seas Petroleum Inc. to be filed with the Securities and Exchange Commission on or about March 29, 2002, and also consents to the incorporation by reference in such annual report of information from our reserve report dated as of March 4, 2002.

                                            /s/  Ryder Scott Company, L. P.
                                            --------------------------------
                                                 RYDER SCOTT COMPANY, L.P.


Houston, Texas
March 28, 2002